Exhibit 3.4

BYLAWS OF PQ CORPORATION

Dated:  March 18, 1991

Organization Memo:  1/6/1904

Charter (Pennsylvania) granted  4/26/1904

First Stock holders’ Meeting:  5/18/1904

Bylaws Amendment Dates:	1/22/1930	3/14/1973
	1/24/1934	4/25/1973
	1/24/1940	7/11/1973
	2/15/1951	11/29/1976
	2/5/1953	1/23/1978
	2/19/1958	3/2-3/1978
	2/8/1962	3/12/1979
	2/26/1964	6/29/1981
	3/8/1967	9/28/1981
	7/23/1969	11/12/1984
	3/11/1970	1/13/86
	2/23/1972	4/21/87
	4/19/1972	12/12/89
3/18/91

BYLAWS OF PQ CORPORATION

Amended and Restated as of 3/18/91

(Original Bylaws adopted by Stockholders 5/18/1904)

ARTICLE I

Stockholders

1.1                            Annual Meeting

The annual meeting of the stockholders of the Company for the election of directors and for the transaction of general business shall be held at the principal office of the Company, or at such other place as the Board of Directors may from time to time prescribe, on such day in April or May as may be selected by the Board of Directors. At least three weeks before the annual meeting, the Secretary shall mail to all stockholders of record having the voting power a notice in writing setting forth the time, place and purpose or purposes of the meeting.

1.2                            Special Meetings

Special meetings of stockholders may be held at such time and place as may be designated in the call therefor. Such meetings may be called at any time by the Chairman and shall be called at any time by the Chairman upon the written request of a majority of the Board of Directors or upon the written request of stockholder(s) holding stock to the amount of ten percent of the then outstanding stock having the voting power. At least two weeks before any special meeting the Secretary shall mail to all stockholders of record having the voting power a notice in writing setting forth the time, place and purpose or purposes of the meeting.

1.3                            Quorum

The holders of a majority of the stock issued having the voting power shall constitute a quorum for the transaction of business at any regular or special meeting of the stockholders. If no quorum be present in person or by proxy at any meeting so called, a less number may meet and adjourn from time to time until a quorum be present.

1.4                              Voting

Except as otherwise provided herein, or in the articles of incorporation or by law, every stockholder of record shall have the right at every stockholders’ meeting to one vote for every share standing in his name on the books of the Company. Every stockholder may vote either in person or by proxy. All elections for directors by stockholders shall be by ballot in the manner prescribed by law.

1.5                            Proxies

Every proxy shall be executed in writing by the stockholder, or by his duly authorized attorney in fact, and filed with the Secretary of the Company. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Company. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Company.

1.6                            Majority Vote

Except as otherwise specified in these bylaws or in the articles of incorporation or provided by law, all matters shall be decided by the vote of the holders of a majority of the shares of the Company then entitled to vote and present in person or represented by proxy.

1.7                             Judges of Election

In advance of any meeting of stockholders, the Board of Directors may appoint Judges of Election, who need not be stockholders to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of any such meeting may, and on the request of any stockholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office shall act as a judge. The Judges of Election shall do all such acts as may be proper to conduct the election or vote with fairness to all stockholders. If requested by the Chairman of the meeting or any stockholder or his proxy, they shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there be three Judges of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

1.8                            Addresses of Stockholders

Each stockholder shall, when issued the share certificate, notify the Secretary of the Company, in writing, of the address to which such stockholder wishes notices relating to the business of the Company to be mailed and each stockholder shall thereafter notify such officer, in writing, of any changes in such address.

ARTICLE II

Board of Directors

2.1                            Election and Term of Office

The Board of Directors shall consist of such number of members as the Board of Directors may determine, provided, however, there shall not be less than six directors nor more than eleven directors, to be elected for the term of one year at the annual meeting of the stockholders. Each director shall serve for the term for which he shall have been elected or until his successor shall have been duly chosen and qualified.

2.2                            Nominations and Vacancies

Nominations of candidates for election by the stockholders to the Board of Directors shall be in writing and filed with the Secretary of the Company fourteen days prior to the date of the meeting at which such election is to take place. Vacancies in the Board of Directors occurring during the year may be filled for the unexpired term by the majority vote of the remaining directors.

2.3                            Annual Meeting

Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. Such annual meeting may be held at any other time or place which shall be specified in a notice given in the manner provided for special meetings of the Board of Directors.

2.4                            Regular Meetings

Regular meetings of the Board of Directors shall be held not less than six times a year at such time and place as shall be designated by the Board of Directors and stated in the notice of such meeting, at the principal office of the Company or elsewhere, as the Board of Directors may determine. Written notice of such meetings shall be given to each director at least five days prior to the time of the meeting, unless waived by him in writing or by his attendance at the meeting.

2.5                            Special Meetings

Special meetings of the Board of Directors may be called at any time by the Chairman, and shall be called at any time by the Chairman upon the written request of a majority of the Board of Directors. Notice of the time and place of such meeting shall be given to each director by the Secretary orally in person or by telephone or by writing mailed or telegraphed to his last known address at least one day prior to the time of meeting, unless such notice is waived by him in writing or by his attendance at the meeting. At any special meeting at which every director shall be present, even though without notice, any business may be transacted. In case a meeting is held without notice and without all of the Board of Directors being present, the subsequent approval of the minutes by the Board of Directors at a regular meeting shall operate as a ratification of the proceedings had at such meeting.

2.6                            Conference Telephone Meetings

Where necessary for the proper conduct of the meeting, one or more directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

2.7                            Board Committees

In the absence or disqualification of any member of any committee of the Board of Directors, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any such absent or disqualified member.

2.8                            Quorum

A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors less than a quorum is participating, a majority of those participating may adjourn the meeting from time to time until a quorum is participating.

2.9                            Authority

The Board of Directors shall have and exercise all the powers or authority granted by law to the Company except in such matters as may be specifically excepted by the Charter or bylaws, and they are empowered to devise and carry into execution any agreements and contracts and to do all things lawful which in their opinion are expedient to be done in the management of the Company.

The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in the resolution creating it shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Company. Each such committee shall keep minutes of its proceedings and report the same to the Board of Directors at its next meeting, or as otherwise provided by the Board.

The Board of Directors may delegate to officers or employees of the Company, or to committees, on which members of the Board may or may not serve, as the Board may determine, authority and responsibility in connection with such matters as the Board may deem appropriate for consideration and action by such officer, employee, or committee, provided, however, that such delegation is limited in such fashion as the Board may deem appropriate in the light of the responsibility and authority being delegated, and is approved by a majority of the whole Board.

If the Board of Directors by resolution so provides, the power of the Board to fix the compensation of officers of the Company may be delegated to any committee of the

Board with respect to any or all officers of the Company.

ARTICLE III

Officers

3.1                             Election

The officers of the Company shall consist of a Chairman, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as the Board shall select, who shall be elected by the Board of Directors at their annual meeting and as needed at any other meeting. Any two offices may be held by one and the same person.

The Board of Directors shall designate which officers are the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

3.2                             Duties of Officers

The duties of the officers of this Company shall be those usually performed by such officers or those specifically prescribed by the Board.

3.3                             Voting Upon Stocks

Shares of stock in another corporation owned by this Company shall be voted by the Chairman of the Board, President, Executive Vice-president or Chief Financial Officer of this Company or by proxy appointed by any one of them.

3.4                             Delegation of Powers

In case of the absence of an officer of the Company or for any other reason that may seem sufficient to the Board of Directors, the Board may temporarily delegate the powers and duties of any officer to any other officer or to any director.

3.5                             Removal of Officers

Any or all officers and agents shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors.

ARTICLE IV

Funds of the Company

4.1                           All funds of the Company shall be deposited to an account or accounts in the corporate name and may be withdrawn upon the signature or a signature plate containing the facsimile signature of such person or persons, all as the Board of Directors may from time to time prescribe.

ARTICLE V

Principal Office

5.1                               The principal office of the Company shall be at Valley Forge, Pennsylvania, but the Board of Directors may establish a branch office or offices at any other place or places.

ARTICLE VI

Corporate Records

6.1                              The Company shall keep at its principal office an original or duplicate record of the proceedings of the stockholders and of the directors, and the original or a copy of its bylaws, including all amendments or alterations thereto to date, certified by the Secretary of the Company, and shall keep at its principal office or at the office of a transfer agent or registrar within this Commonwealth, an original or a duplicate share register, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation. The Company shall also keep appropriate, complete and accurate books or records of account, which shall be kept at its principal place of business.

ARTICLE VII

Stock and Stock Transfers

7.1                            Form of Certificate

The certificates for shares of stock of the Company shall be in such form not inconsistent with the certificate of incorporation and shall be approved by the Board of Directors. Every share certificate shall be signed by the Chairman, the President, or a Vice President, and countersigned by the President, the Secretary, or the Vice President-Finance and sealed with the corporate seal, which may be a facsimile, either engraved or printed. Whenever permitted by law, the Board of Directors may authorize the issuance of share certificates bearing the facsimile signature of the officers authorized to sign such certificates.

7.2                            Transfer of Common Shares

(a) Every transfer of shares of Common stock of the Company shall be subject to the terms and conditions of the written restrictive stock agreement between the stockholder and the Company. In the absence of such an agreement, no stockholder will assign, sell, pledge or otherwise alienate any shares of stock without giving ten (10) days’ written notice of stockholder’s desire to do so to the Company, which shall have the option at any time within ten (10) days after receipt of said notice to purchase the whole or any part of the shares of stock at their value as most recently determined by Company’s Board of Directors prior to the receipt of said notice. Additionally, after ninety (90) days after the date of original issue of any shares of stock, the Company shall have the option at any time to purchase the whole or any part of the shares at their value as most recently determined by the Company’s Board of Directors prior to such purchase.

(b) If any stockholder is at any time indebted to the Company in any manner, such stockholder shall not, during the existence of such indebtedness, transfer any of such stock, and such indebtedness shall constitute a lien on such stock, and such lien may be foreclosed against such stock at any time by the Company by purchase of the whole or any part of such stock at its value as most recently determined by the Company’s Board of Directors prior to such purchase.

7.3                             Determination of Stockholders of Record

The Board of Directors may fix a time as a record date for the determination of eligible stockholders, which may be prior to, the same as, or later than the date on which the Board acts, but which shall be not less than two weeks nor more than fifty days prior to the date of any of the following:

(a)                                  Any meeting of the stockholders

(b)                                 The date fixed for the payment of any dividend or distribution

(c)                                  The date for the allotment of rights, or

(d)                                 The date when any change or conversion or exchange of shares will be made or will go into effect.

In any such case only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote, or otherwise participate in any of the above transactions, notwithstanding any transfer of any shares on the books of the Company after the date so fixed.

The Board of Directors may close the books of the Company against transfers of shares during the whole or part of such period, and during the time when the transfer books of the Company shall be closed, no transfers of shares shall be made thereon, provided, however, that in case the Board of Directors shall determine to close the transfer books of the Company, written or printed notice thereof shall be mailed to each stockholder of record at the address given by him as herein provided, at least ten days before the date fixed for the closing of the transfer books.

7.4                             Lost Certificates

No certificates of stock shall be issued in lieu of a certificate claimed to be lost except on receiving a satisfactory bond of indemnity against any loss that may accrue by the reason of the issue of such new certificate, and then only by the direction of the Board of Directors, after proper and satisfactory evidence of such loss.

ARTICLE VIII

Indemnification

8.1                             Limitation of Liability of Directors.  A director of this Company shall not be personally liable for monetary damages as such for any action taken or any failure to take any action as a director except to the extent required by law.

8.2                             Indemnification of Directors, Officers and Employees.  Except as limited by applicable law, every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (here-inafter “such proceeding”) by reason of the fact that he or she, at the request of this Company, serves or served as a director, officer, employee or agent of this Company or any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, (hereinafter “such person”) shall be indemnified by this Company against expenses (including attorney’s fees), judgments, fines, penalties and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with any such proceeding.  On the condition such person tenders an undertaking to make repayment if it shall ultimately be determined that he or she was not entitled to be indemnified hereunder, the expenses such person incurs in defense of such proceeding shall be paid in advance of final disposition of such proceeding by this Company.

8.3                             Claimants Rights. The right of any person to indemnification and the payment of expenses pursuant Section 8.2 above, shall inure to the benefit of the heirs, successors and executors of such person and any claimant shall be entitled to be paid the expense of prosecuting an action, if successful in whole or in part, brought to enforce such right.”

ARTICLE IX

Amendments

9.1                               These bylaws may be altered, amended, modified, added to or repealed at any annual, regular or special meeting of the Board of Directors by the vote of a majority of the members of the Board of Directors or by the stockholders at any annual or special meeting; except that Section 1.2, Section 1.6, Section 2.1, Section 2.2, Section 7.2a, Section 8.1, Section 8.2, Section 8.3, and Section 9.1 may be altered, amended, modified, added to or repealed only at an annual, regular or special meeting of the stockholders. Notice of any such meeting shall set forth such proposed change or a summary thereof.

ARTICLE X

Miscellaneous

10.1                        The Corporation shall not be subject to the provisions of Subsections 1721(e) (“Consideration of interests and factors”), 1721(f) (“Specific applications”) and 1721(g) (“Presumption”) of the Business Corporation Law as amended by Act No, 1990-36 enacted April 27, 1990.